UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  April 27, 2012

Franklin Street Properties Corp.

(Exact name of registrant as specified in its charter)
Maryland	001-32470	04-3578653
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
401 Edgewater Place, Suite 200, Wakefield, Massachusetts		01880-6210
(Address of principal executive offices)		(Zip Code)
Registrant’s telephone number, including area code: (781) 557-1300
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.  Entry into a Material Definitive Agreement.

On April 27, 2012, Franklin Street Properties Corp. (the “Company”) entered into an amendment (the “Amendment”) to its on demand offering sales agreement (the “Sales Agreement”) with Robert W. Baird & Co. Incorporated (“Baird”) dated as of May 7, 2010 in connection with filing a new shelf registration statement on Form S-3 relating to the shares to be issued and sold pursuant to the Sales Agreement, as amended.

Pursuant to the Sales Agreement, the Company could offer and sell shares of the Company’s common stock having an aggregate public offering price of up to $75,000,000 (the “Shares”), from time to time through Baird as the Company’s sales agent (the “Offering”).  The Shares to be issued and sold pursuant to the Sales Agreement were registered on an effective shelf registration statement on Form S-3 (Registration No. 333-158898), filed on April 29, 2009, and a related prospectus supplement filed on May 7, 2010 (together, the “Prior Registration Statement”). The Prior Registration Statement terminated on April 27, 2012 when the Company filed an automatically effective shelf registration statement on Form S-3 (File No. 333-181009) (the “New Registration Statement”) with the Securities and Exchange Commission (the “SEC”). The New Registration Statement included Shares registered on the Prior Registration Statement that remained unsold as of April 27, 2012 with an aggregate public offering price of up to $34,297,475 (the “Unsold Shares”). The Company also filed a prospectus supplement with the SEC on April 27, 2012 relating to the issuance and sale of the Unsold Shares from time to time in the Offering.

The Amendment permits the Company to offer and sell the Unsold Shares registered on the New Registration Statement and the related prospectus supplement from time to time in the Offering.

Sales of the Shares, if any, under the Sales Agreement, as amended, will depend upon market conditions and other factors to be determined by the Company and may be made in transactions that are deemed to be “at the market offerings” as defined in Rule 415 under the Securities Act of 1933, as amended, including sales made directly on the NYSE Amex or sales made to or through a market maker other than on an exchange, as well as in negotiated transactions, if and to the extent agreed by the Company in writing.  The Company has no obligation to sell any Shares pursuant to the Sales Agreement, as amended, and may at any time suspend solicitation and offers pursuant to the Sales Agreement, as amended.  Baird is not required to sell any specific number or dollar amount of Shares but has agreed to use its commercially reasonable efforts consistent with its normal trading and sales practices to sell the Shares, as instructed by the Company. Either party may suspend any sale of Shares upon written notice to the other and may terminate the Sales Agreement, as amended, on ten days’ notice to the other party.  The Sales Agreement, as amended, provides that Baird will be entitled to compensation of 2.0% of the gross sales price per share for any of the Shares sold under the Sales Agreement, as amended.

This Current Report on Form 8-K does not constitute an offer to sell or the solicitation of an offer to buy any security, and there shall not be any sale of these securities in any state in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities law of any such state.

The foregoing descriptions of the Amendment and the Sales Agreement are qualified in their entirety by reference to the full text of the Amendment and the Sales Agreement, respectively. A copy of the Sales Agreement is attached hereto as Exhibit 1.1 and is incorporated by reference into this Current Report on Form 8-K. A copy of the Amendment is attached hereto as Exhibit 1.2 and is incorporated by reference into this Current Report on Form 8-K.

Item 9.01.  Financial Statements and Exhibits.

(d)	Exhibits

See Exhibit Index attached hereto.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: April 27, 2012	FRANKLIN STREET PROPERTIES CORP. By: /s/ George J. Carter George J. Carter President and Chief Executive Officer

Exhibit Index

1.1	Baird On Demand Offering Sales Agreement between the Company and Robert W. Baird & Co. Incorporated, dated May 6, 2010 (incorporated by reference to Exhibit 1.1 of the Company’s Current Report on Form 8-K filed on May 7, 2010).

1.2	Amendment No. 1 to Baird On Demand Offering Sales Agreement between the Company and Robert W. Baird & Co. Incorporated, dated April 27, 2012.

5.1	Opinion of Wilmer Cutler Pickering Hale and Dorr LLP.

8.1	Opinion of Wilmer Cutler Pickering Hale and Dorr LLP regarding certain tax matters.

23.1	Consent of Wilmer Cutler Pickering Hale and Dorr LLP (included in the opinion filed as Exhibit 5.1).

23.2	Consent of Wilmer Cutler Pickering Hale and Dorr LLP (included in the opinion filed as Exhibit 8.1).

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